Exhibit 99.1

CONSENT OF JMP SECURITIES LLC

The Board of Directors

Two Harbors Investment Corp.

575 Lexington Avenue

Suite 2930

New York, NY 10022

RE: Joint Proxy Statement/Prospectus of Two Harbors Investment Corp. (“Two Harbors”) which forms part of the Registration Statement on Form S-4 of Two Harbors (the “Registration Statement”).

Dear Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated April 25, 2018, to the Board of Directors of Two Harbors as Annex B to the joint proxy statement/prospectus included in the Registration Statement filed with the Securities and Exchange Commission on the date hereof and the references to our opinion in such joint proxy statement/prospectus under the headings “SUMMARY—Opinion of Two Harbors’ Financial Advisor,” “THE MERGER—Background of the Merger,” “THE MERGER—Recommendation of the Two Harbors Board and Its Reasons for the Merger,” and “THE MERGER—Opinion of Two Harbors’ Financial Advisor.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: May 25, 2018

/s/ JMP Securities LLC
JMP SECURITIES LLC